UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – March 2, 2005

(Date of earliest event reported)

HOLLYWOOD CASINO SHREVEPORT
SHREVEPORT CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Louisiana		72-1225563
Louisiana	333-88679	75-2830167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5601 Bridge Street, Suite 300, Fort Worth, Texas		76112-2355
(Address of principal executive offices)		(Zip Code)

Area Code (817) 492-7065
(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.03                     Bankruptcy or Receivership.

On March 3, 2005, Hollywood Casino Shreveport (“HCS”); HCS I, Inc. and HCS II, Inc., the general partners of Hollywood Casino Shreveport; HWCC-Louisiana, Inc., the parent company of both HCS I, Inc. and HCS II, Inc., and Shreveport Capital Corporation (collectively, the “Debtors”) together with their non-debtor affiliate, HCS-Golf Course, LLC, and the Bondholders Committee filed a Joint Plan of the Debtors, HCS-Golf Course, LLC and the Bondholders Committee, Proposed March 3, 2005 with the United States Bankruptcy Court for the Western District of Louisiana (the “Bankruptcy Court”). The Debtors concurrently filed the Debtors’ Amended Disclosure Statement for Amended Joint Plan Dated March 3, 2005 with the Bankruptcy Court.  Copies of these documents are attached as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

On March 2, 2005, Black Diamond CLO 2000-1 Ltd. And BDCM Opportunity Fund L.P. (together, “Black Diamond”), two of HCS’s creditors, filed a Motion to Terminate the Debtors’ Period of Exclusivity Pursuant to Section 1121(d) of the Bankruptcy Code with the Bankruptcy Court.  A copy of this document is attached as Exhibit 99.3 and is incorporated herein by reference.

9.01                                                Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.	Description

99.1	Joint Plan of the Debtors, HCS-Golf Course, LLC and the Bondholders Committee, Proposed March 3, 2005
99.2	Debtors’ Amended Disclosure Statement for Amended Joint Plan Dated March 3, 2005
99.3	Black Diamond’s Motion to Terminate the Debtors’ Period of Exclusivity Pursuant to Section 1121(d) of the Bankruptcy Code

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 9, 2005		Hollywood Casino Shreveport
	By:	HCS I, Inc., its Managing General Partner

	By:	/s/ John C. Hull
John C. Hull
Chairman of the Board, Chief Executive
Officer and President

Dated: March 9, 2005		Shreveport Capital Corporation

	By:	/s/ John C. Hull
John C. Hull
Chairman of the Board, Chief Executive
Officer and President

Exhibit Index

Exhibit No.	Description

99.1	Joint Plan of the Debtors, HCS-Golf Course, LLC and the Bondholders Committee, Proposed March 3, 2005
99.2	Debtors’ Amended Disclosure Statement for Amended Joint Plan Dated March 3, 2005
99.3	Black Diamond’s Motion to Terminate the Debtors’ Period of Exclusivity Pursuant to Section 1121(d) of the Bankruptcy Code